 EXHIBIT 99.1

Nelnet to Announce Second Quarter Results

LINCOLN, Neb., July 22, 2010  -- Nelnet, Inc. (NYSE: NNI) today announced it will issue an earnings release for the second quarter of 2010 before market open on August 9, 2010. Nelnet will host a conference call to discuss the results at 11:00 a.m. (Eastern) on August 10, 2010.

To access the call live, participants in the United States and Canada should dial 877.303.9101, and international callers should dial 760.666.4786 at least 15 minutes prior to the call. A live audio webcast of the call will also be available at www.nelnetinvestors.com under the Events & Webcasts menu.

A replay of the conference call will be available from 1:00 p.m. (Eastern) August 10, 2010, through midnight August 20, 2010. To access the replay via telephone within the United States and Canada, callers should dial 800.642.1687. International callers should dial 706.645.9291. All callers accessing the replay will need to use the confirmation code 82397628. A replay of the audio webcast will also be available at www.nelnetinvestors.com.

Information regarding the earnings release will be available on the website provided above upon issue on August 9.

For more than 30 years, Nelnet has been helping families plan, prepare, and pay for their education. Additional information is available at www.nelnet.com.

Contacts:
Media, Ben Kiser, +1-402-458-3024, or Investors, Phil Morgan, +1-402-458-3038, both of Nelnet, Inc.